Exhibit 99.1

Demandware to Acquire Point-of-Sale Solutions Provider Tomax

Accelerates One Platform strategy by extending reach deeper into the store

BURLINGTON, Mass.—January 12, 2015— Demandware® Inc. (NYSE: DWRE) the industry-leading provider of enterprise cloud commerce solutions, today announced that it has agreed to acquire Tomax, an enterprise cloud software company that provides an integrated solution for retail point-of-sale (POS) and store operations. The combination of Tomax’s enterprise-class POS with Demandware’s robust, scalable cloud platform creates a breakthrough unified commerce platform that empowers retailers to deliver seamless experiences across all consumer touch points, including POS. The acquisition of Tomax is expected to close in January.

Connected consumers, empowered by the pace of technological innovation, are driving the digital transformation of retail. While 90 percent of all retail transactions take place in the store, digital is expected to influence approximately half of all in-store sales by 2015(1). To navigate this transformation, retailers are incorporating digital functionality into the store experience, such as personalized merchandising, detailed product information, ratings and reviews, product recommendations and the mobilization of store associates. In addition, retailers increasingly want to move to a single consumer-facing platform to extract value from disparate back office systems and leverage data, business rules, functionality and processes across the enterprise.

The acquisition of Tomax will enable Demandware to deliver a unified platform, powered by the cloud, that provides retailers with access to comprehensive consumer, product, inventory, order and price data, giving retailers real-time information as a basis for continuous innovation in the store. The combination of Demandware and Tomax will uniquely enable retailers to provide personalized and consistent experiences throughout the consumer shopping journey — increasing sales opportunities and driving revenue growth. In addition, Demandware’s single platform for consumer engagement and transactions will help retailers optimize margins by lowering IT expenses, reducing operational complexity, empowering store associates and improving inventory visibility across the enterprise.

“The retail landscape is rapidly changing with more than 70% of specialty stores saying their next POS will be a unified commerce platform,” says Greg Buzek, Founder and President of IHL Group. “Traditional siloed systems are not meeting the needs of the consumer who requires the same experience across channels and devices. Retailers need to have a ‘single version of the truth’ — one view of the enterprise organization and information about the consumer from point-of-sale to digital commerce. Demandware’s acquisition of Tomax significantly advances its One Platform strategy, making the company one of the early leaders in delivering this important solution to market.”

Tom Ebling, CEO, Demandware, stated, “We have demonstrated that our cloud solution is a superior model for managing consumer engagement across channels. The addition of Tomax’s POS technology and deep in-store domain expertise allows us to accelerate our One Platform strategy by extending our reach further into the physical store. This transaction creates a tremendous opportunity for Demandware, by expanding our market to include in-store retail sales.

“The experience of the Tomax team, led by Eric Olafson, CEO Tomax, will be invaluable as we execute our long-term strategy. We are delighted to have them join the Demandware team,” continued Ebling.

Tomax has more than 20 years’ experience delivering robust POS technology that meets the data volumes and sophisticated requirements of large enterprise retailers, including Hallmark, L.L. Bean and Party City. Tomax has a proven track record as a leader in enterprise POS. The retail innovator has overcome the critical challenge of cloud delivery in the store, including real-time cloud transaction processing, while ensuring redundancy for continuous operations and high-performance in low-bandwidth or disconnected store environments.

“By joining Demandware, we will continue to drive transformational change into retail through a single platform powered by the cloud,” stated Eric Olafson, CEO, Tomax. “The One Platform strategy will help retailers reach omni-channel nirvana — a single point of control and digital backbone that continually innovates and provides actionable consumer and product intelligence to drive growth and optimize margins across the retail enterprise.”

(1)	Source: The New Digital Divide: Retailers, shoppers, and the digital influence factor, Deloitte, 2014.

Transaction Details

Under the terms of the transaction, Demandware will pay approximately $60 million in cash and $15 million in contingent retention-based payments that are expected to be paid over time.

Conference Call Information

Demandware will host a conference call to discuss the details of the transaction at 8:30am ET, today, Monday, January 12, 2015. To access the call, please dial (877) 703-6104 in the U.S. or +1 (857) 244-7303 internationally. The Passcode for the call is: 25795954. A live webcast of the call will also be available on the investor relations section of the company’s website. An audio replay will be available for one week following the conclusion of the call through January 19, 2015. The replay number is (888) 286-8010 in the U.S. or +1 (617) 801-6888 internationally. The Passcode for the replay is: 80235396.

About Tomax

Tomax Corporation offers a cloud-based Retail.net solution, an integrated, modular solution suite including master data management, merchandising, operations, point-of-sale and workforce management. Representing over 50 retail chains with over 15,000 storefronts and millions of customers and store associates each month, Tomax provides the retail industry’s first and most advanced real-time, on-demand retail management software-as-a-service suite. Tomax also provides world-class services, ranging from custom development, consulting, and implementation through application management and hosting. Marquee retail customers include Hallmark, Party City, L.L. Bean, and NAPA. To learn more please visit www.retail.net

About Demandware

Demandware, the category defining leader of enterprise cloud commerce solutions, empowers the world’s leading retailers to continuously innovate in our complex, consumer-driven world. Demandware’s open cloud platform provides unique benefits including seamless innovation, the LINK ecosystem of integrated best-of-breed partners, and community insight to optimize customer experiences. These advantages enable Demandware customers to lead their markets and grow faster. For more information, visit www.demandware.com, call +1-888-553-9216 or email info@demandware.com.

Demandware is a registered trademark of Demandware, Inc.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Demandware’s future financial performance, the acquisition and the integration of Tomax, market growth, the demand for Demandware’s solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Demandware’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Demandware’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Demandware disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, our ability to attract new customers; the extent to which customers renew their contracts for our solution; the seasonality of our business; our ability to manage our growth; the variance of our business from quarter to quarter; the continued growth of the market for on-demand software; the timing and success of solutions offered by our competitors; the integration of acquisitions; market acceptance of new offerings or solutions; unpredictable macro-economic conditions; the loss of any of our key employees; the length of the sales and implementation cycles for our solutions; increased demands on our infrastructure and costs associated with operating as a public company; failure to protect our intellectual property; changes in current tax or accounting rules; and other risks and uncertainties. Further information on potential factors that could affect actual results is included in Demandware’s reports filed with the SEC.

Demandware

Payal Patel Cudia, 781-425-1328

Director, Corporate Communications

pcudia@demandware.com

or

Erica Smith, 781-425-1222

Vice President, Investor Relations

esmith@demandware.com